NEWS RELEASE
Document Security Systems, Inc. First Federal Plaza 28 East Main Street Rochester, NY 14614	Investor contact: Deborah K. Pawlowski Kei Advisors LLC 716.843.3908 Email: dpawlowski@keiadvisors.com	Media contact: Kim Waver Dixon Schwabl Advertising 585.899.3273 Email: kim@dixonschwabl.com

For Immediate Release

Document Security Systems Appoints President

ROCHESTER, NY, June 27, 2006 — Document Security Systems, Inc. (AMEX: DMC) (“DSS”), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, announced today the appointment of Peter H. Ettinger as President. Mr. Ettinger will report to Mr. Patrick White, Chairman and Chief Executive Officer.

"Peter provides strong leadership and creative vision for DSS," said Mr. Patrick White, Chairman and Chief Executive Officer. "As a rapidly growing company in the early commercialization phase, our progress will clearly be enhanced by Peter's expertise and experience. Peter will be instrumental in strategically guiding the Company in day-to-day decisions to further drive our revenue growth and broaden our channels of distribution."

Mr. White, added, “With the wide-range of applications for our patented and patent-pending technologies, there are numerous market opportunities to selectively license our technologies to large and established companies. Additionally, our recently acquired in-house manufacturing capabilities now enable us to sell and market directly to end-users. Peter will focus on expanding our sales force and developing our strategic partnerships across our targeted markets, including healthcare, federal and municipal governments, the internet, finance, among others. We are very pleased to have him join our management team."

Mr. Ettinger has over 25 years of experience in management, sales, marketing and corporate development in both domestic and international markets. Before joining Document Security Systems, Mr. Ettinger was partner of the Long Branch Group, LLC, a company focused on the development and implementation of corporate sales and marketing strategies for start-up companies. Prior to Long Branch LLC, Mr. Ettinger was senior vice president of marketing for CityNet, a telecommunications company, where he was responsible for all channel markets and direct sales that resulted in tripling the company's revenue.

About Document Security Systems, Inc.
Document Security Systems, Inc. (AMEX: DMC) is a leader in proven patented protection against counterfeiting and unauthorized copying, scanning and photo imaging. The company offers a broad portfolio of anti-counterfeiting technologies, processes and products, and provides consulting for customized document security printing solutions. Its various anti-scanning technologies and products are used for currency, vital records, packaging, labels, tickets, ID Cards, passports and gift certificates. Document Security Systems’ products, such as its new AuthentiGuard™ Security Paper, protect original documents from copying or duplication. Its strategy is to become the world’s leading producer of cutting-edge security technologies for printed products. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

Safe Harbor Statement
This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

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